SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     DECEMBER 16, 1999

                         HI-RISE RECYCLING SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

                                     FLORIDA
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                 (State or other jurisdiction of incorporation)

                       0-21946                             65-0222933
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              (Commission File Number)         (IRS Employer Identification No.)

           8505 N.W. 74TH STREET, MIAMI, FLORIDA                      33166
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         (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code      (305) 597-0243

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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

                  On December 16, 1999, Hi-Rise Recycling Systems, Inc., a Florida corporation (the "Registrant"), acquired all of the issued and outstanding common stock of American Gooseneck, Inc., a privately held Arizona corporation ("American Gooseneck"). The purchase was consummated pursuant to the terms of a Stock Purchase Agreement, dated as of December 13, 1999 (the "Stock Purchase Agreement"), by and among the Registrant, American Gooseneck and all of the shareholders of American Gooseneck (collectively, the "Shareholders"). The aggregate purchase price paid by the Registrant to the Shareholders was approximately $11,200,000 and consisted of the following: (i) $8,160,883 in cash to the Shareholders, (ii) $799,116 in cash to Merrill Lynch Business Financial Services to satisfy amounts owed by American Gooseneck to such entity in full, and (iii) subject to the holdback described below, 1,116,418 shares of the Registrant's common stock, par value $.01 per share (the "Hi-Rise Common Stock"), having a fair market value of $2,240,000 at the time of the closing of the acquisition. The cash portion of the purchase price was funded through borrowings made under the Registrant's existing $61.0 million credit facility with General Electric Capital Corporation and the other lenders to that credit facility. Pursuant to the Stock Purchase Agreement, the Registrant withheld the delivery to the Shareholders of a number of shares of Hi-Rise Common Stock having a fair market value of $900,000 (the "Holdback Shares"). All or a portion of the Holdback Shares will be released to the Shareholders on or prior to the first anniversary of the closing of the acquisition depending upon whether American Gooseneck meets or exceeds certain agreed upon sales targets under specified distribution agreements. Holdback Shares not released to the Shareholders will be retained by the Registrant and the effective purchase price will be appropriately reduced. The Stock Purchase Agreement further provides that the Shareholders shall receive additional shares of Hi-Rise Common Stock if American Gooseneck meets or exceeds certain agreed upon earnings targets during the two-year period following the consummation of the acquisition. The purchase price was determined based upon negotiations between the Registrant, American Gooseneck and the Shareholders. The Stock Purchase Agreement also contains customary representations and warranties and indemnification provisions. Reference is made to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, for additional information concerning the terms and conditions of the acquisition. The Stock Purchase Agreement and such information are incorporated herein by reference.

                  In connection with the acquisition, American Gooseneck entered into a long-term lease with an affiliate of the Shareholders respecting American Gooseneck's principal manufacturing plant and office facility located in Phoenix, Arizona. The Registrant agreed to guaranty American Gooseneck's obligations under the lease.

                  American Gooseneck is engaged in the business of manufacturing and distributing solid waste handling equipment. American Gooseneck's product lines includes large

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industrial compaction systems, small and roll-off waste containers, hoists and tarpers for truck hauling vehicles and a full line of recycling equipment.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

             Not Applicable.

         (b) PRO FORMA FINANCIAL INFORMATION

             Not Applicable.

         (c) EXHIBITS

             2.1 Stock Purchase Agreement, dated as of December 13, 1999, by and among Hi-Rise Recycling Systems, Inc., American Gooseneck, Inc., and the shareholders of American Gooseneck.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                HI-RISE RECYCLING SYSTEMS, INC.

Dated:  December 29, 1999       By:  /S/ BRADLEY HACKER, Chief Financial Officer

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                                INDEX TO EXHIBITS

                                                                     SEQUENTIAL
                                                                        PAGE
  EXHIBITS                    DESCRIPTION                              NUMBER
  --------                    -----------                              ------
    2.1        Stock Purchase Agreement, dated as of
               December 13, 1999, by and among Hi-Rise
               Recycling Systems, Inc., American Gooseneck,
               Inc. and the shareholders of American Gooseneck, Inc.